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                                   EXHIBIT 1
                            JOINT FILING AGREEMENT
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          In accordance with Rule 13d-1(f) under the Securities Exchange Act of
1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of PYR Energy Corporation and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this July 11, 2001. The Schedule may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such parts taken together will constitute a part of this Schedule.

                                              VICTORY OIL COMPANY


                                              By: /s/ Eric C. Johnson
                                                 -------------------------------
                                              Name:  Eric C. Johnson
                                              Title: President


                                              CRAIL FUND


                                              By: /s/ Eric C. Johnson
                                                 -------------------------------
                                              Name:   Eric C. Johnson
                                              Title:  General Partner


                                              S.L. HUTCHINSON


                                              /s/ S.L. Hutchison
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